Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for December 2009

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS December 23, 2009 -- Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of December 2009. Unitholders of record on December 31, 2009 will receive distributions amounting to $387,039 or $0.207684531 per unit payable on January 29, 2010. The Trust received $263,793 and $1,324 from the New Mexico and Colorado portions of the San Juan Basin Properties. Royalty income from the Hugoton Properties totaled $147,643.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701